PROXY TABULATOR
P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet
	1)	Read the Proxy Statement and have the voting instruction card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.
To vote by Telephone
	1)	Read the Proxy Statement and have the voting instruction card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.
To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate box on the voting instruction card below.
	3)	Sign and date the voting instruction card.
	4)	Return the voting instruction card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34872-TBD	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of HIMCO Variable Insurance Trust (the “Target Trust”) recommends that you vote FOR the proposal listed below.				For	Against	Abstain

1.  To approve an Agreement and Plan of Reorganization by and among the Target Trust, on behalf of HIMCO VIT Index Fund (the “Target Fund”); BlackRock Variable Series Funds, Inc., on behalf of BlackRock S&P 500 Index V.I. Fund (the “Acquiring Fund”); Hartford Investment Management Company, investment manager to the Target Fund; and BlackRock Advisors, LLC, investment manager to the Acquiring Fund, which provides for (i) the transfer and delivery of substantially all of the assets of the Target Fund to the Acquiring Fund in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Target Fund and newly-issued shares of the Acquiring Fund; (ii) the distribution of such shares of the Acquiring Fund to shareholders of the Target Fund; and (iii) the termination, dissolution and complete liquidation of the Target Fund as a series of the Target Trust.

Please read the enclosed Combined Prospectus/Proxy Statement carefully for information concerning the proposals to be placed before the Joint Special Meeting of Shareholders of the Target Funds or any adjournments or postponements thereof. Additional matters would include only matters that were not anticipated as of the date of the enclosed Combined Prospectus/Proxy Statement.

The undersigned hereby appoints the Insurance Companies (as defined in the Combined Prospectus/Proxy Statement) and hereby authorizes them to represent and to vote, as designated above, at the Joint Special Meeting of Shareholders of the Target Funds on April 4, 2018, and at any adjournments or postponements thereof, all shares of the Target Fund attributable to his or her contract or interest therein. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL.

If you fail to return this Voting Instruction Card, depending on the separate account, the Insurance Companies will vote all shares attributable to the account value in the same proportion (for, against or abstain) as those voting instructions for the Fund actually received from contract holders in the separate account (i.e., echo voting), subject to any restrictions the Insurance Company may have on echo voting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

				☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Joint Special Meeting:

The Notice of Joint Special Meeting of Shareholders and the Combined Prospectus/Proxy Statement are

available at www.proxyvote.com.

PLEASE VOTE YOUR VOTING INSTRUCTION CARD TODAY!

— — — — — — — — — — — — —— — —— — — — — — — — — — — — — — — — — — — — — — — — — — —

FOLD HERE                                                                          E34873-TBD

VOTING INSTRUCTION CARD

HIMCO VARIABLE INSURANCE TRUST (the “Target Trust”)

HIMCO VIT Index Fund

HIMCO VIT Portfolio Diversifier Fund

(each, a “Target Fund”)

A Joint Special Meeting of the Shareholders (the “Special Meeting”) of the Target Funds, each a series of the Target Trust, will be held on April 4, 2018, starting at 10:00 a.m., Eastern time, at the offices of Hartford Investment Management Company, One Hartford Plaza, Tower East Entrance, Hartford, Connecticut 06155.

The Board of Trustees of the Target Trust recommends that you instruct your Insurance Companies to vote FOR the proposal. Shareholders of record at the close of business on January 12, 2018 are entitled to notice of and to vote at the Special Meeting. As a holder of a variable annuity or variable life insurance contract with respect to a Target Fund, you are entitled to instruct your Insurance Companies on how to vote these shares.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THIS VOTING INSTRUCTION CARD AS PROMPTLY AS POSSIBLE, OR TAKE ADVANTAGE OF THE TELEPHONIC OR INTERNET VOTING PROCEDURES DESCRIBED IN THE PROXY STATEMENT, IN ORDER TO SAVE ANY FURTHER SOLICITATION EXPENSE. AN ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

PROXY TABULATOR
P.O. BOX 9112 FARMINGDALE, NY 11735	To vote by Internet
	1)	Read the Proxy Statement and have the voting instruction card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.
To vote by Telephone
	1)	Read the Proxy Statement and have the voting instruction card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.
To vote by Mail
	1)	Read the Proxy Statement.
	2)	Check the appropriate box on the voting instruction card below.
	3)	Sign and date the voting instruction card.
	4)	Return the voting instruction card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34874-TBD	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of HIMCO Variable Insurance Trust (the “Target Trust”) recommends that you vote FOR the proposal listed below.				For	Against	Abstain

2.  To approve an Agreement and Plan of Reorganization by and among the Target Trust, on behalf of HIMCO VIT Portfolio Diversifier Fund (the “Target Fund”); BlackRock Variable Series Funds, Inc., on behalf of BlackRock Managed Volatility V.I. Fund (the “Acquiring Fund”); Hartford Investment Management Company, investment manager to the Target Fund; and BlackRock Advisors, LLC, investment manager to the Acquiring Fund, which provides for (i) the transfer and delivery of substantially all of the assets of the Target Fund to the Acquiring Fund in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Target Fund and newly-issued shares of the Acquiring Fund; (ii) the distribution of such shares of the Acquiring Fund to shareholders of the Target Fund; and (iii) the termination, dissolution and complete liquidation of the Target Fund as a series of the Target Trust.

Please read the enclosed Combined Prospectus/Proxy Statement carefully for information concerning the proposals to be placed before the Joint Special Meeting of Shareholders of the Target Funds or any adjournments or postponements thereof. Additional matters would include only matters that were not anticipated as of the date of the enclosed Combined Prospectus/Proxy Statement.

The undersigned hereby appoints the Insurance Companies (as defined in the Combined Prospectus/Proxy Statement) and hereby authorizes them to represent and to vote, as designated above, at the Joint Special Meeting of Shareholders of the Target Funds on April 4, 2018, and at any adjournments or postponements thereof, all shares of the Target Fund attributable to his or her contract or interest therein. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL.

If you fail to return this Voting Instruction Card, depending on the separate account, the Insurance Companies will vote all shares attributable to the account value in the same proportion (for, against or abstain) as those voting instructions for the Fund actually received from contract holders in the separate account (i.e., echo voting), subject to any restrictions the Insurance Company may have on echo voting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

				☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Joint Special Meeting:

The Notice of Joint Special Meeting of Shareholders and the Combined Prospectus/Proxy Statement are

available at www.proxyvote.com.

PLEASE VOTE YOUR VOTING INSTRUCTION CARD TODAY!

— — — — — — — — — — — — —— — —— — — — — — — — — — — — — — — — — — — — — — — — — — —

FOLD HERE                                                                          E34875-TBD

VOTING INSTRUCTION CARD

HIMCO VARIABLE INSURANCE TRUST (the “Target Trust”)

HIMCO VIT Index Fund

HIMCO VIT Portfolio Diversifier Fund

(each, a “Target Fund”)

A Joint Special Meeting of the Shareholders (the “Special Meeting”) of the Target Funds, each a series of the Target Trust, will be held on April 4, 2018, starting at 10:00 a.m., Eastern time, at the offices of Hartford Investment Management Company, One Hartford Plaza, Tower East Entrance, Hartford, Connecticut 06155.

The Board of Trustees of the Target Trust recommends that you instruct your Insurance Companies to vote FOR the proposal. Shareholders of record at the close of business on January 12, 2018 are entitled to notice of and to vote at the Special Meeting. As a holder of a variable annuity or variable life insurance contract with respect to a Target Fund, you are entitled to instruct your Insurance Companies on how to vote these shares.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THIS VOTING INSTRUCTION CARD AS PROMPTLY AS POSSIBLE, OR TAKE ADVANTAGE OF THE TELEPHONIC OR INTERNET VOTING PROCEDURES DESCRIBED IN THE PROXY STATEMENT, IN ORDER TO SAVE ANY FURTHER SOLICITATION EXPENSE. AN ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.